SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

December 23, 2010
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Date of Report (date of earliest event reported)

American TonerServ Corp.
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Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

6085 State Farm Drive, Suite 110, Rohnert Park, CA  94928
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Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.  TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Tonertype Notice of Default

On December 23, 2010, American TonerServ Corp. (the "Company") received a Notice of Default from BDS Transitions, LLC and David T. Shaver and Clyde C. Shaver the former owners of Tonertype of Florida, LLC (the 'Tonertype Parties") pursuant to the terms of an Installment Promissory Note (the "Note").  The Note was issued in connection with the Company's acquisition of certain assets of Tonertype of Florida, LLC (the "Tonertype Properties") in December 2007.  As of the date of the Notice of Default, there was approximately $673,000 of principal and accrued interest outstanding under the Note.  The event of default cited by the Tonertype parties was that the Company had become insolvent.

The Notice of Default declares that certain employment agreements with David T. Shaver and Clyde C. Shaver; non-competition agreements; license and other agreements are terminated.  In addition, the Notice of Default states that the Tonertype parties intend to take over a Tonertype website, telephone numbers and other intellectual properties.  The Tonertype parties also stated that they intend to establish a new business using the Tonertype name and serving the same customers as the Company's subsidiary that has operated under the Tonertype name.

The Company is currently negotiating with the Tonertype Parties concerning inventory, collection of accounts receivable and other issues related to the business operated by the Company's Tonertype subsidiary.  However, the Company does not intend to attempt to continue business operations in that subsidiary.

Celtic Capital Notice of Default

On December 28, 2010, the Company received a Notice of Default and Acceleration from Celtic Capital Corporation ("Celtic Capital") under the Company's Loan and Security Agreement with Celtic Capital.  The events of default cited by Celtic Capital are an adverse change in the financial condition or operations of the Company and a failure to operate its business in the ordinary course.  The Notice of Default and Acceleration states that the amount of principal outstanding under the loan is $2,107,649, and demands immediate payment of the principal, accrued interest, fees, costs and other expenses.  The loan is secured by the accounts receivable of the Company and its subsidiaries.

ITEM 8.01.  OTHER EVENTS.

Negotiations with MTS Partners

The Company is currently in negotiations with MTS Partners, Inc. ("MTS") in connection with the Notice of Default reported in the Company's report on Form 8-K dated December 17, 2008.  However, the Company does not expect to be able to operate the business previously operated by its iPrint subsidiary.   The Company does not dispute the existence of the default or the right of MTS to take over the collateral securing the Company's obligations.  The Company may pursue other claims that it may have against MTS and related persons.

2

Cessation of Business Operations

Due to the Notice of Default from MTS reported in the Company's report on Form 8-K dated December 17, 2010 and the subsequent actions taken by MTS and related persons and the events described in Item 2.04 of this report, the Company has now ceased normal business operations.  Management is now considering the future course of action, which may include requesting protection under the U.S. bankruptcy laws and/or a liquidation of the Company's remaining assets.  In any event, the Company does not expect to be able to resume any normal business operations.  It is also unlikely that the Company's shareholders would receive anything for their shares in a bankruptcy proceeding or liquidation.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: December 29, 2010	By:	/s/ Daniel J. Brinker
Daniel J. Brinker, Chief Financial Officer

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